UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2013

Revel AC, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-183492	27-4853856
(Commission File Number)	(IRS Employer Identification No.)
500 Boardwalk Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)
(609) 572-6065
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2013, Revel AC, Inc. (the “Company”) entered into a seventh amendment (the “Seventh Amendment”) to the Credit Agreement, dated as of May 3, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 27, 2012, that certain Second Amendment to Credit Agreement, dated as of December 20, 2012, that certain Third Amendment to Credit Agreement, dated as of January 30, 2013, that certain Fourth Amendment to the Credit Agreement, dated as of February 5, 2013, that certain Fifth Amendment to the Credit Agreement, dated February 12, 2013 and that certain Omnibus Amendment (including the sixth amendment) to the Credit Agreement, dated as of February 28, 2013, the “2012 Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the 2012 Credit Agreement.

Pursuant to the Sixth Amendment the Company continues to be required to maintain a sum of the unused revolving commitments plus the lesser of (1) $5,000,000 and (2) cash and cash equivalents (excluding cage cash and certain other escrow or blocked accounts) that is greater than the sum of (a) the Minimum Liquidity Thresholds (as defined below), (b) certain reserves associated with amenities capital expenditures and (c) any remaining availability under a basket for loans that may be used to fund capital expenditures for construction of the Day Club. The Seventh Amendment amends the 2012 Credit Agreement to extend the $35,000,000 Minimum Liquidity Threshold to April 15, 2013. Pursuant to the Seventh Amendment, “Minimum Liquidity Thresholds” means from December 20, 2012 through January 29, 2013, $75,000,000; from January 30, 2013 through February 8, 2013, $66,000,000; from February 9, 2013 through February 12, 2013, $59,000,000; from February 13, 2013 through February 19, 2013, $55,000,000; from February 20, 2013 through February 26, 2013, $50,000,000; from February 27, 2013 through March 15, 2013, $35,000,000; from March 16, 2013 through April 15, 2013, $35,000,000; from April 16, 2013 through May 15, 2013, $45,000,000; and from May 16, 2013 through July 1, 2013, $20,000,000.

The foregoing description is not complete and is qualified in its entirety by the Seventh Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain lenders and agents under the 2012 Credit Agreement, and certain of their respective affiliates, have performed investment banking, commercial lending and advisory services for the Company and its affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Seventh Amendment, dated as of March 19, 2013, to 2012 Credit Agreement, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEL AC, INC.

By:	/s/ Dennis E. Stogsdill
Name: Dennis E. Stogsdill
Title: Chief Restructuring Officer

Date:  March 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment, dated as of March 19, 2013, to 2012 Credit Agreement, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

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